Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 26, 2024, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-282519) and related Prospectus of Wesbanco, Inc. for the registration of shares of its common stock.

/s/ Ernst &Young LLP

Pittsburgh, Pennsylvania

October 22, 2024